Exhibit 99.1

Cubic Reports First Quarter Fiscal Year 2021 Results

SAN DIEGO – February 8, 2021 – Cubic Corporation (NYSE: CUB) (“Cubic” or the “Company”) today announced its financial results for the first fiscal quarter ended December 31, 2020.

In light of today’s announcement by the Company that it has entered into an Agreement and Plan of Merger for the proposed acquisition of the Company by Veritas Capital and Evergreen Coast Capital Corporation, the Company will not be hosting a conference call to discuss these financial results and will discontinue providing guidance on the Company’s remaining outlook for fiscal 2021.

First Quarter Fiscal 2021 Highlights

●	Sales of $318.8 million, decreased 3% year-over-year
●	Net loss from continuing operations attributable to Cubic of $13.0 million, or $0.41 per share, compared to $20.0 million, or $0.64 per share, in the first quarter of fiscal 2020
●	Adjusted earnings per share (“EPS”) of $0.38, compared to a loss of $0.12 per share in the first quarter of fiscal 2020
●	Adjusted EBITDA of $29.7 million, increased 161% year-over-year

“While sales were slightly lower year-over-year, primarily due to differences in order timing, we delivered robust growth in Adjusted EBITDA and Adjusted EPS in the first quarter of fiscal 2021, supported by strong operational performance, including progress on our NextCUBIC strategy,” said Bradley H. Feldmann, chairman, president and chief executive officer of Cubic. “We are especially excited about our recent success on digital initiatives, including the launch of Cubic’s UmoTM platform with a vision to improve quality of life in towns and cities around the world through optimized mobility. In addition, Cubic’s inaugural Corporate Responsibility Report published last month underscores our commitment to address environmental, social and governance matters that are critical to society, our business strategy and success as a technology-driven, market-leading company.”

Financial Results Summary (unaudited)

	Three Months Ended
	December 31,
	2020	2019

	(in millions, except per share data)
Sales	$318.8	$328.8
Operating income (loss)	1.3	(6.5)
Adjusted EBITDA[1]	29.7	11.4
Adjusted net income (loss)[1]	11.9	(3.7)

Loss from continuing operations attributable to Cubic before income taxes	$(9.5)	$(13.7)
Income tax provision from continuing operations attributable to Cubic	3.5	6.2
Net loss from continuing operations attributable to Cubic	$(13.0)	$(20.0)
Loss per share from continuing operations attributable to Cubic	$(0.41)	$(0.64)
Adjusted earnings (loss) per share[1]	0.38	(0.12)

(1)	A non-GAAP financial measure. See the section below titled “Use of Non-GAAP Financial Information” for additional information regarding non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated First Quarter Fiscal 2021 Results

(all metrics compared to First Quarter Fiscal 2020 unless otherwise noted)

Sales decreased 3% as reported and 5% on an organic basis to $318.8 million, compared to $328.8 million in the prior year period, reflecting a decline in Mission and Performance Solutions, partially offset by growth in Transportation Systems.

Operating income was $1.3 million, compared to a loss of $6.5 million in the prior year period. Results benefited from an increase in operating income in Transportation Systems, primarily driven by improved contract performance, as well as Company-wide cost savings from NextCUBIC and other initiatives. This was partially offset by an increase in operating loss in Mission and Performance Solutions. The Company’s operating results were meaningfully impacted by accounting for businesses acquired in fiscal 2020 (i.e., PIXIA and Delerrok), which had operating losses totaling $9.1 million in the first quarter of fiscal 2021, driven by amortization of intangible assets of $7.6 million, compared to no amounts in the prior year period. The Company’s operating results also reflect higher research and development (“R&D”) expense and restructuring costs. Operating margin of 0.4% increased 240 basis points compared to the prior year period.

Adjusted EBITDA increased 161% to $29.7 million, compared to $11.4 million in the prior year period, driven by Transportation Systems. Adjusted EBITDA margin of 9.3% increased 580 basis points compared to the prior year period.

Net loss from continuing operations attributable to Cubic was $13.0 million, or $0.41 per share, compared to $20.0 million, or $0.64 per share, in the prior year period, primarily reflecting higher operating income and a $2.8 million decrease in tax expense. Adjusted net income was $11.9 million, or $0.38 per share, compared to a loss of $3.7 million, or $0.12 per share, in the prior year period, primarily reflecting higher Adjusted EBITDA and lower tax expense, partially offset by an increase in interest expense.

Net cash used by continuing operations was $22.2 million, including the impact of consolidating the Company’s Boston variable interest entity (“VIE”), compared to $47.6 million in the prior year period. Adjusted Free Cash Flow was negative $6.8 million, compared to negative $33.7 million in the prior year period.

Reportable Segment Results (unaudited)

	Three Months Ended
	December 31,
	2020	2019

Sales:	(in millions)
Cubic Transportation Systems	$197.1	$188.6
Cubic Mission and Performance Solutions	121.7	140.2
Total sales	$318.8	$328.8

Operating income (loss):
Cubic Transportation Systems	$31.7	$14.3
Cubic Mission and Performance Solutions	(16.5)	(8.6)
Unallocated corporate expenses	(13.9)	(12.2)
Total operating income (loss)	$1.3	$(6.5)

Adjusted EBITDA:
Cubic Transportation Systems	$35.8	$22.2
Cubic Mission and Performance Solutions	2.7	(1.8)
Unallocated corporate expenses	(8.8)	(9.0)
Total Adjusted EBITDA (1)	$29.7	$11.4

(1)	A non-GAAP financial measure. See the section below titled “Use of Non-GAAP Financial Information” for additional information regarding non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

Cubic Transportation Systems (“CTS”)

CTS sales increased 5% as reported and 3% on an organic basis to $197.1 million, compared to $188.6 million in the prior year period. Sales growth was driven by increased development work in the U.S., partially offset by lower development work in Australia and the impact of lower transit ridership during the ongoing COVID-19 pandemic.

CTS Adjusted EBITDA increased 61% to $35.8 million, compared to $22.2 million in the prior year period. Adjusted EBITDA margin of 18.2% increased 640 basis points, compared to the prior year period, reflecting sales mix, strong project execution and the impact of NextCUBIC cost savings initiatives.

Cubic Mission and Performance Solutions (“CMPS”)

CMPS sales decreased 13% as reported and 15% on an organic basis to $121.7 million, compared to $140.2 million in the prior year period. The decrease in sales primarily resulted from reduced work on an air training program in the Far East, as well as lower orders and deliveries of expeditionary satellite communications products (“GATR”) and secure networks products due to the timing of orders.

CMPS Adjusted EBITDA increased to $2.7 million, compared to negative $1.8 million in the prior year period. Adjusted EBITDA margin was 2.2%, compared to negative 1.3% in the prior year period. The impact from lower sales and higher R&D expense was more than offset by reduced investments on franchise programs as well as lower selling, general and administrative expense due in part to NextCUBIC cost savings initiatives.

As previously announced in August 2020, the Company combined its Cubic Mission Solutions and Cubic Global Defense Systems business segments to form CMPS to enhance operational effectiveness and advance its strategic priorities.

Backlog

Backlog increased by $14.5 million from September 30, 2020 to December 31, 2020. Foreign currency had a favorable impact of $76.1 million during the period.

	December 31,	September 30,
	2020	2020

	(in millions)
Total backlog
Cubic Transportation Systems	$3,173.0	$3,139.9
Cubic Mission and Performance Solutions	508.5	527.1
Total	$3,681.5	$3,667.0

Key Orders: First Quarter Fiscal 2021

CTS

●	Sole source award to provide a next-generation bus validator open payment system
●	$39 million to provide railroad equipment for the New York Metropolitan Transportation Authority’s New Fare Payment System
●	$24 million to provide intelligent traffic management systems for multiple customers
●	$12 million to provide Iarnród Éireann Irish Rail with enhancements to the ticketing system for the migration of the reservation system to Software as a Service mode

CMPS

●	$32 million to provide P5 air combat training system for Lockheed Martin’s F-35 production Lot 15
●	$11 million to provide P5 air combat training system and support to a large adversary air company in support of the United States Air Force Combat Air Forces Contract Air Services program
●	$6 million to provide expeditionary satellite communications products for the United States Army
●	$4 million for Cubic Digital Intelligence software in support of the United States Navy’s Geospatial Intelligence Unified Naval Streaming System

Balance Sheet

Cubic’s bank net leverage ratio, as defined in the Company’s credit agreement, was 3.3x at the end of the first quarter of fiscal 2021. The credit agreement allows for net leverage of up to 4.0x.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp.

Investor Contact

Kirsten Nielsen

Investor Relations

Cubic Corporation

Kirsten.Nielsen@cubic.com

Media Contact

Christina Itzkowitz

Corporate Communications

Cubic Corporation

Christina.Itzkowitz@cubic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by the Act. Forward-looking statements include, among others, statements about Cubic’s expectations regarding future events or its future financial and operating performance and delivering on its strategic growth plan. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the impact of the COVID-19 outbreak or future epidemics or pandemics on Cubic’s business, financial condition and operating results; Cubic’s dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify Cubic’s contracts with them; Cubic’s assumptions covering behavior by public transit authorities; Cubic’s ability to successfully integrate recently acquired companies, including Trafficware, GRIDSMART, Nuvotronics, Delerrok and PIXIA, into its business and to properly assess the effects of such integration on its financial condition and operating results; the U.S. government’s increased emphasis on awarding contracts to small businesses, and Cubic’s ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which Cubic does business or intends to do business; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; Cubic’s ability to accurately estimate the time and resources necessary to satisfy obligations under its contracts; the effect of adverse regulatory changes on Cubic’s ability to sell products and services; Cubic’s ability to identify, attract and retain qualified employees; unforeseen problems with the implementation and maintenance of Cubic’s information systems, including Cubic’s enterprise resource planning (“ERP”) system; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises (including COVID-19); Cubic’s involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; Cubic’s reliance on subcontractors and on a limited number of third parties to manufacture and supply its products; Cubic’s ability to comply with its development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, Cubic’s products and systems; and changes in U.S. and foreign tax laws, exchange rates or Cubic’s economic assumptions regarding its pension plans. In addition, please refer to the risk factors contained in Cubic’s filings with the Securities and Exchange Commission (the “SEC”) available at www.sec.gov, including Cubic’s most recent Annual Report on Form 10-K for its fiscal year ended September 30, 2020 and subsequent Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Cubic undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Use of Non-GAAP Financial Information

In addition to results reported under U.S. generally accepted accounting principles (“GAAP”), Cubic provides certain financial measures that are not prepared in accordance with GAAP. These non-GAAP measures consist of organic sales growth, Adjusted net income (loss), Adjusted EPS, Adjusted EBITDA and Adjusted Free Cash Flow. Cubic believes that these non-GAAP measures provide additional insight into its ongoing operations and underlying business trends, facilitate a comparison of its results between current and prior periods, and facilitate the comparison of its operating results with the results of other public companies that provide non-GAAP measures. Cubic uses Adjusted EBITDA internally to evaluate the operating performance of its business, for strategic planning purposes, and as a factor in determining incentive compensation for certain employees. These non-GAAP measures facilitate company-to-company operating comparisons by excluding items that Cubic believes are not part of its core operating performance. Organic sales growth is defined as the year-over-year percentage change in reported sales relative to the prior comparable period, excluding the impact of acquisitions and divestitures over the prior 12 months and the impact of foreign currency translation. Adjusted EBITDA is defined as GAAP net income from continuing operations attributable to Cubic before interest expense, loss on extinguishment of debt, income taxes, depreciation and amortization, other non-operating expense, acquisition-related expenses, strategic and information technology (“IT”) system resource planning expenses, restructuring costs, and gains or losses on the disposal of fixed assets. Adjusted net income is defined as GAAP net income from continuing operations attributable to Cubic excluding amortization of purchased intangibles, restructuring costs, loss on extinguishment of debt, acquisition-related expenses, strategic and IT system resource planning expenses, gains or losses on the disposal of fixed assets, other non-operating expense (income), tax impacts related to acquisitions, and the impact of the Tax Cuts and Jobs Act. Adjusted EPS is defined as Adjusted net income on a per share basis using the weighted average diluted shares outstanding. Strategic and IT system resource planning expenses consists of expenses incurred in the development of Cubic’s ERP system and the redesign of its supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization. Acquisition-related expenses include business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, expenses recognized related to the change in the fair value of contingent consideration for acquisitions, and corporate strategic advisory costs.

Adjusted Free Cash Flow is defined as Net cash provided by continuing operations, excluding operating cash flow associated with the VIE in which Cubic has a 10% equity stake, less capital expenditures plus proceeds from the sale of fixed assets and the receipt of withheld proceeds from the sale of trade receivables. The VIE has contracted with Cubic for the design-build and operations and maintenance phases of the next-generation fare collection system for the Massachusetts Bay Transportation Authority and pays Cubic progress payments during the design-build phase of the project. These payments are primarily funded by non-recourse debt issued by the VIE. Additional information regarding the VIE can be found in Cubic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its subsequent Quarterly Reports on Form 10-Q. Management believes that Adjusted Free Cash Flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Cubic’s business, in addition to the other adjustments noted above. Adjusted Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures are not deducted from the measure.

These non-GAAP measures are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the Company or as alternatives to net income as a measure of performance. In addition, other companies may define these non-GAAP measures differently and, as a result, Cubic’s non-GAAP measures may not be directly comparable to the non-GAAP measures of other companies. Furthermore, non-GAAP financial measures have limitations as an analytical tool and you should not consider these measures in isolation, or as a substitute for analysis of Cubic’s results as reported under GAAP. Investors are advised to carefully review Cubic’s GAAP financial results that are disclosed in its filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its subsequent Quarterly Reports on Form 10-Q.

Cubic reconciles organic sales growth to sales growth as reported, which it considers to be the most directly comparable GAAP financial measure. Cubic reconciles Adjusted EBITDA and Adjusted net income (loss) to GAAP net income (loss), which it considers to be the most directly comparable GAAP financial measure. Cubic reconciles Adjusted EPS to GAAP EPS, which it considers to be the most directly comparable GAAP financial measure. Cubic reconciles Adjusted Free Cash Flow to Net cash provided by continuing operations, which it considers to be the most directly comparable GAAP financial measure. The following tables reconcile these non-GAAP measures to their most directly comparable GAAP financial measure:

ORGANIC SALES GROWTH RATE RECONCILIATION (UNAUDITED)

	Three Months Ended December 31, 2020
	Cubic	CTS	CMPS
Sales growth as reported	(3.1)%	4.5%	(13.2)%
Contribution from acquisitions	(0.8)%	(0.1)%	(1.6)%
Foreign currency translation	(1.2)%	(1.7)%	(0.6)%
Organic sales growth	(5.0)%	2.7%	(15.4)%

Note: Percentages may not sum due to rounding.

GAAP NET INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) RECONCILIATION (UNAUDITED)

	Three Months Ended
(in millions, except margin data)	December 31,
Cubic Transportation Systems	2020	2019
Sales	$197.1	$188.6
Operating income	$31.7	$14.3
Depreciation and amortization	7.5	7.1
Noncontrolling interest in EBITDA of VIE	(3.4)	(0.9)
Acquisition-related expenses (gains), excluding amortization	(0.2)	1.3
Restructuring costs	0.2	0.4
Adjusted EBITDA	$35.8	$22.2
Adjusted EBITDA margin	18.2%	11.8%

	Three Months Ended
	December 31,
Cubic Mission and Performance Solutions	2020	2019
Sales	$121.7	$140.2
Operating loss	$(16.5)	$(8.6)
Depreciation and amortization	15.1	9.2
Acquisition-related expenses (gains), excluding amortization	1.0	(2.2)
Gain on sale of fixed assets	-	(0.2)
Restructuring costs	3.1	-
Adjusted EBITDA	$2.7	$(1.8)
Adjusted EBITDA margin	2.2%	(1.3)%

	Three Months Ended
	December 31,
Cubic Consolidated	2020	2019
Sales	$318.8	$328.8
Net loss from continuing operations attributable to Cubic	$(13.0)	$(20.0)
Noncontrolling interest in net income of VIE	5.7	4.0
Income tax provision	3.5	6.2
Interest expense, net	6.4	3.1
Other non-operating expense (income), net	(1.3)	0.1
Operating income (loss)	$1.3	$(6.5)
Depreciation and amortization	24.7	17.0
Noncontrolling interest in EBITDA of VIE	(3.4)	(0.9)
Acquisition-related expenses (gains), excluding amortization	2.4	(0.7)
Strategic and IT system resource planning expenses	0.6	1.1
Gain on sale of fixed assets	-	(0.2)
Restructuring costs	4.1	1.6
Adjusted EBITDA	$29.7	$11.4
Adjusted EBITDA margin	9.3%	3.5%

Note: Amounts may not sum due to rounding

GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND GAAP EPS TO ADJUSTED EPS RECONCILIATION (UNAUDITED)

	Three Months Ended
	December 31,
	2020	2019

(in millions, except per share data)
GAAP EPS	$(0.41)	$(0.64)
GAAP Net loss from continuing operations attributable to Cubic	$(13.0)	$(20.0)
Noncontrolling interest in net income of VIE	5.7	4.0
Amortization of purchased intangibles	16.1	10.1
Gain on sale of fixed assets	—	(0.2)
Restructuring costs	4.1	1.6
Acquisition-related expenses (gains), excluding amortization	2.4	(0.7)
Strategic and IT system resource planning expenses	0.6	1.1
Other non-operating expense (income), net	(1.3)	0.1
Noncontrolling interest in Adjusted Net Income of VIE	(2.8)	(1.2)
Tax impact related to acquisitions[1]	0.3	—
Tax impact related to non-GAAP adjustments[2]	(0.2)	1.5
Adjusted Net Income (Loss)	$11.9	$(3.7)
Adjusted EPS	$0.38	$(0.12)

Weighted Average Diluted Shares Outstanding (in thousands)	31,562	31,273

Note: Amounts may not sum due to rounding

1 Represents the tax accounting impact of significant discrete items recorded at the time of acquisition.

2 The tax effect of the non-GAAP adjustments is generally based on the statutory tax rate of the jurisdiction of the event.

OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW RECONCILIATION (UNAUDITED)

	Three Months Ended
(in millions)	December 31,
Cubic Consolidated	2020	2019
Net cash provided by (used in) continuing operating activities	$(22.2)	$(47.6)
Capital expenditures	(6.7)	(11.8)
Operating cash flow associated with VIE	20.2	20.2
Receipt of withheld proceeds from sale of trade receivables	1.8	5.5
Adjusted Free Cash Flow	$(6.8)	$(33.7)

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(amounts in thousands, except per share data)

	Three Months Ended
	December 31,
	2020	2019
Net sales:
Products	$181,489	$200,604
Services	137,305	128,235
	318,794	328,839
Costs and expenses:
Products	138,019	166,843
Services	83,430	82,648
Selling, general and administrative expenses	63,660	65,915
Research and development	12,146	8,422
Amortization of purchased intangibles	16,107	10,089
Gain on sale of property, plant and equipment	—	(170)
Restructuring costs	4,135	1,575
	317,497	335,322

Operating income (loss)	1,297	(6,483)

Other income (expenses):
Interest and dividend income	1,789	2,218
Interest expense	(8,171)	(5,363)
Other income (expense), net	1,296	(127)

Loss from continuing operations before income taxes	(3,789)	(9,755)

Income tax provision	3,489	6,246

Loss from continuing operations	(7,278)	(16,001)
Net loss from discontinued operations	—	(584)
Net loss	(7,278)	(16,585)

Less noncontrolling interest in net income of VIE	5,717	3,990

Net loss attributable to Cubic	$(12,995)	$(20,575)

Amounts attributable to Cubic:
Net loss from continuing operations	$(12,995)	$(19,991)
Net loss from discontinued operations	—	(584)
Net loss attributable to Cubic	$(12,995)	$(20,575)

Net loss per share:
Basic
Continuing operations attributable to Cubic	$(0.41)	$(0.64)
Discontinued operations	$—	$(0.02)
Basic earnings per share attributable to Cubic	$(0.41)	$(0.66)

Diluted
Continuing operations attributable to Cubic	$(0.41)	$(0.64)
Discontinued operations	$—	$(0.02)
Diluted earnings per share attributable to Cubic	$(0.41)	$(0.66)

Weighted average shares used in per share calculations:
Basic	31,562	31,273
Diluted	31,562	31,273

CUBIC CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands)

	December 31,	September 30,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$112,451	$128,619
Cash of consolidated VIE	1,337	1,065
Restricted cash	29,610	25,478
Restricted cash of consolidated VIE	3,822	1,822
Accounts receivable:
Billed	98,116	161,473
Allowance for doubtful accounts	(1,359)	(1,498)
	96,757	159,975

Contract assets	288,256	268,773
Recoverable income taxes	17,707	17,434
Inventories	130,865	127,251
Other current assets	38,389	32,626
Other current assets of consolidated VIE	34	31
Total current assets	719,228	763,074

Long-term contracts financing receivables	65,738	64,642
Long-term contracts financing receivables of consolidated VIE	241,814	221,245
Property, plant and equipment, net	165,576	166,301
Operating lease right-of-use asset	84,646	87,167
Deferred income taxes	5,599	4,790
Goodwill	787,741	784,882
Purchased intangibles, net	194,467	210,361
Other assets	34,789	21,759
Total assets	$2,299,598	$2,324,221

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$207,040	$215,716
Trade accounts payable	106,410	156,953
Trade accounts payable of consolidated VIE	23	49
Contract liabilities	80,429	75,546
Accrued compensation and current liabilities	124,233	126,388
Other current liabilities of consolidated VIE	100	85
Income taxes payable	1,116	799
Current portion of long-term debt	11,250	11,250
Total current liabilities	530,601	586,786

Long-term debt	428,143	430,115
Long-term debt of consolidated VIE	187,688	163,348
Operating lease liability	78,616	80,568
Financing lease liability	10,386	395
Other noncurrent liabilities	67,648	68,939
Other noncurrent liabilities of consolidated VIE	2,638	5,890

Common stock	297,655	295,986
Retained earnings	837,477	850,472
Accumulated other comprehensive loss	(138,296)	(149,603)
Treasury stock at cost - 8,945 shares	(36,078)	(36,078)
Shareholders’ equity related to Cubic	960,758	960,777
Noncontrolling interest in VIE	33,120	27,403
Total shareholders’ equity	993,878	988,180
Total liabilities and shareholders’ equity	$2,299,598	$2,324,221

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(amounts in thousands)

	Three Months Ended
	December 31,
	2020	2019
Operating Activities:
Net loss	$(7,278)	$(16,585)
Net loss from discontinued operations	—	584
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	24,661	16,950
Share-based compensation expense	4,679	4,477
Change in fair value of contingent consideration	(576)	(3,005)
Change in fair value of interest rate swap of consolidated VIE	(3,252)	(4,337)
Deferred income taxes	(1,138)	993
Other items	3,611	4,295
Changes in operating assets and liabilities, net of effects from acquisitions	(42,877)	(50,934)
NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	(22,170)	(47,562)
NET CASH USED IN OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	(44)
NET CASH USED IN OPERATING ACTIVITIES	(22,170)	(47,606)

Investing Activities:
Purchases of property, plant and equipment	(6,664)	(11,833)
Receipt of withheld proceeds from sale of trade receivables	1,842	5,521
NET CASH USED IN INVESTING ACTIVITIES	(4,822)	(6,312)

Financing Activities:
Proceeds from short-term borrowings	81,858	157,500
Principal payments on short-term borrowings	(90,690)	(126,500)
Principal payments on long-term borrowings	(1,972)	—
Proceeds from long-term borrowings of consolidated VIE	22,534	20,186
Principal payments on finance lease liability	(18)	—
Proceeds from stock issued under employee stock purchase plan	—	1,169
Purchase of common stock	(3,010)	(3,621)
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,702	48,734

Effect of exchange rates on cash	8,526	4,021

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(9,764)	(1,163)

Cash, cash equivalents and restricted cash at the beginning of the period	156,984	95,621

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT THE END OF THE PERIOD	$147,220	$94,458

Supplemental disclosure of non-cash investing and financing activities:
Withheld proceeds from the sale of trade receivables to be received in fiscal 2021	640	—